UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

SALONA GLOBAL MEDICAL DEVICE CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-255642	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6160 Innovation Way
 Carlsbad, California, United States 92009
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (800) 760-6826

3330 Caminito Daniella
 Del Mar, California, 92014 United States
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2023, three operating subsidiaries of the Company, Damar Plastics Manufacturing, Inc. ("Damar"), Mio-Guard LLC ("Mio-Guard"), and Simbex LLC ("Simbex") entered into a Loan and Security Agreement and related Schedule with Pathward, National Association to increase the Company's aggregate credit line availability by up to $5.5 million (the "Agreement").  The Agreement complements an existing credit facility with Pathward through the Company's South Dakota Partners subsidiary.  The Agreement has a variable interest rate of the greater of 6% or 0.75% in excess of the rate shown in the Wall Street Journal as the prime rate, is payable on demand and is secured by all of the assets of Simbex, Mio-Guard and Damar (the "Borrowers").  In connection with execution of the Agreement, the Company and several of its intermediate holding company subsidiaries entered into a Guaranty of the obligations of the Borrowers (the "Guaranty").

The foregoing description of the Agreement and Guaranty does not purport to be complete, is solely intended as a summary of the material terms of the Agreement and Guaranty and qualified in its entirety by reference to the full text of the Agreement, Schedule and Guaranty, which are attached hereto as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and incorporated herein by reference (collectively, “Loan Documents”).

The Loan Documents are being filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Loan Documents and neither the copy of the Loan Documents filed as an exhibit to this Current Report nor the description of the Loan Documents above is intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC.  In particular, the representations, warranties, covenants and agreements contained in the Loan Documents, which were made only for purposes of the Loan Documents and as of specific dates, were solely for the benefit of the parties to the Loan Documents, may be subject to limitations agreed upon by the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under the Loan Documents and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Loan Documents. In addition, the representations, warranties, covenants and agreements and other terms of the Loan Documents may be subject to subsequent waiver or modification.

The press release issued by the Company on January 17, 2023 described in Item 2.02 below and attached as Exhibit 99.1 to this Current Report on Form 8-K includes a description of the Loan Documents.

Item 2.02. Results of Operations and Financial Condition.

On January 17, 2023, the Company issued a press release setting forth its financial results for the quarter ended November 30, 2022.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Loan and Security Agreement, dated January 13, 2023, between Simbex, Mio-Guard and Damar and Pathward, National Association

1.2	Guaranty, dated January 13, 2023, by the Company

99.1	Press Release of Salona Global Medical Device Corporation dated January 17, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

____________________

* Certain schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.  The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALONA GLOBAL MEDICAL

DEVICE CORP.

By:  /s/  Luke Faulstick

Name:  Luke Faulstick

Title:  Chief Executive Officer

Date: January 17, 2023